EXHIBIT 1

FRANCIS CAPITAL MANAGEMENT, LLC

December 7, 2006

VIA FEDERAL EXPRESS

Mr. Bernard Gordon

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

Dear Mr. Gordon:

Pursuant to our conversation of last week, I hereby withdraw the Shareholder Proposal for Analogic’s 2007 Annual Meeting previously submitted on behalf of Catalysis Partners, LLC.

Sincerely,

/s/ John P. Francis

John P. Francis